UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 24, 2012

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 558-7711

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 24, 2012, J. Hicks Lanier and Frank S. Royal, M.D. retired from the board of directors of SunTrust Banks, Inc. (the “Company”) in accordance with the Company's bylaws which provide that an independent director is not eligible to serve as a director for a term which begins following his or her 72nd birthday.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of the shareholders of SunTrust Banks, Inc. was held on April 24, 2012. Represented at the meeting were 458,343,577 shares of 539,263,277 eligible shares. At the meeting, the shareholders of SunTrust took the following actions, and cast the following votes:
1. Shareholders elected the following persons as directors of SunTrust:

	For	Against	Abstain	Non-votes
Robert M. Beall, II	399,112,671	6,396,487	551,397	52,283,022
Alston D. Correll	392,637,730	12,882,236	536,926	52,283,022
Jeffrey C. Crowe	395,210,397	10,316,328	533,830	52,283,022
Blake P. Garrett, Jr.	395,436,337	10,084,252	539,966	52,283,022
David H. Hughes	393,515,666	12,025,913	518,977	52,283,022
M. Douglas Ivester	397,492,143	8,081,575	486,837	52,283,022
Kyle Prechtl Legg	401,935,886	3,436,656	688,013	52,283,022
William A. Linnenbringer	400,459,091	5,036,249	565,215	52,283,022
G. Gilmer Minor III	397,704,645	7,753,802	602,108	52,283,022
Donna Morea	402,246,368	3,233,285	580,902	52,283,022
David M. Ratcliffe	402,113,498	3,378,867	568,190	52,283,022
William H. Rogers, Jr.	394,214,343	11,205,920	638,044	52,283,022
Thomas R. Watjen	402,071,069	3,403,470	586,016	52,283,022
Dr. Phail Wynn, Jr.	395,458,704	10,089,256	512,595	52,283,022
2. Shareholders approved (91.5% of the votes cast) the non-binding advisory vote ("say-on-pay") resolution regarding the compensation of the Company's executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion.

	For	Against	Abstain	Non-votes
Say-on-Pay	369,667,888	34,350,863	2,041,704	52,283,122

3. Shareholders ratified (98.2% of the votes cast) the appointment of Ernst & Young LLP as independent auditors of SunTrust for 2012.

	For	Against	Abstain	Non-votes
Ratification of Auditor	449,444,523	8,182,074	716,979	—

Item 8.01 Other Events.
In connection with the election of a new director, Donna Morea, SunTrust's Board of Directors approved new committee assignments. Ms. Morea was assigned to the Audit and the Governance and Nominating Committees. Effective immediately, the Board's committees will be comprised of the following directors:

Audit Committee	Compensation Committee	Executive Committee
Thomas R. Watjen, Chair Robert M. Beall, II M. Douglas Ivester Kyle Prechtl Legg William A. Linnenbringer G. Gilmer Minor, III Donna Morea	Alston D. Correll, Chair Jeffrey C. Crowe Blake P. Garrett, Jr. David H. Hughes David M. Ratcliffe Phail Wynn, Jr.	William H. Rogers, Jr., Chair Alston D. Correll Jeffrey C. Crowe M. Douglas Ivester Thomas R. Watjen
Governance and Nominating Committee	Risk Committee
M. Douglas Ivester, Chair Robert M. Beall, II Kyle Prechtl Legg William A. Linnenbringer G. Gilmer Minor, III Donna Morea Thomas R. Watjen	Jeffrey C. Crowe, Chair Alston D. Correll Blake P. Garrett, Jr. David H. Hughes David M. Ratcliffe Phail Wynn, Jr.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: April 25, 2012.	By: /s/ David A. Wisniewski
David A. Wisniewski,
Senior Vice President, Deputy General
Counsel and Assistant Secretary